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                       DUKE ENERGY INTERNATIONAL, L.L.C.
                      A WHOLLY-OWNED, INDIRECT SUBSIDIARY
                                       OF
                            DUKE ENERGY CORPORATION
         HAS INCREASED THE PRICE OF ITS U.S. OFFER TO PURCHASE FOR CASH
             SHARES OF COMMON STOCK AND AMERICAN DEPOSITARY SHARES
                                       OF
                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                                       TO
              CHILEAN PESOS 275 NET PER SHARE OF COMMON STOCK AND
             CHILEAN PESOS 8,250 NET PER AMERICAN DEPOSITARY SHARE
    (EACH AMERICAN DEPOSITARY SHARE REPRESENTING 30 SHARES OF COMMON STOCK)
                                      AND
                HAS INCREASED THE AGGREGATE NUMBER OF SHARES OF
                  COMMON STOCK AND AMERICAN DEPOSITARY SHARES
     REPRESENTING SHARES OF COMMON STOCK THAT IT HAS OFFERED TO PURCHASE TO
                       602,828,970 SHARES OF COMMON STOCK

------------------------------------------------------------------------------
    THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00, MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 29, 1999, UNLESS EXTENDED.
------------------------------------------------------------------------------

To Our Clients:                                                   April 19, 1999

     Enclosed for your consideration are the Supplement to the U.S. Offer to Purchase (as defined below), dated April 19, 1999 (the 'SUPPLEMENT'), and the related revised Form of Acceptance, the revised ADS Letter of Transmittal and the revised ADS Notice of Guaranteed Delivery (which together with the U.S. Offer to Purchase, dated February 25, 1999 (the 'U.S. OFFER TO PURCHASE') constitute the 'U.S. OFFER') relating to the offer by Duke Energy International, L.L.C., a Delaware limited liability company (the 'PURCHASER'), to purchase American Depositary Shares ('ADSs') of Empresa Nacional de Electricidad S.A. a publicly traded stock corporation organized under the laws of the Republic of Chile (the 'COMPANY'), at a price of Chilean Pesos 8,250 per ADS, net to the seller in cash and without interest thereon (the 'U.S. OFFER PRICE'), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, as amended and supplemented by the Supplement. Consideration for ADSs validly tendered and not properly withdrawn will be paid in United States dollars based upon the Observed Exchange Rate (as defined in the U.S. Offer to Purchase) on the payment date. Holders of ADSs whose ADSs are not immediately available or who cannot deliver their American Depositary Receipts ('ADRs') and all other required documents to Harris Trust Company of New York as receiving agent (the 'RECEIVING AGENT'), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the U.S. Offer to Purchase) must tender their ADSs according to the Guaranteed Delivery Procedures set forth in Section 4 of the U.S. Offer to Purchase as modified in Section 2 of the Supplement.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF ADSs HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED FORM OF ACCEPTANCE IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer to Purchase as amended and supplemented by the Supplement.

     SHARES CANNOT BE TENDERED BY MEANS OF THE ENCLOSED REVISED ADS LETTER OF TRANSMITTAL (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF ADSs). IF YOU HOLD SHARES, YOU SHOULD USE THE ENCLOSED REVISED FORM OF


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ACCEPTANCE OR THE ORIGINAL FORM OF ACCEPTANCE FOR TENDERING SUCH SHARES INTO THE
U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH IN SUCH FORM. ADDITIONAL INFORMATION CAN BE OBTAINED FROM THE INFORMATION AGENT AT (888) 750-5834 OR
(212) 750-5833.

PLEASE NOTE THE FOLLOWING:

     1. The U.S. Offer is being made for Shares and ADSs representing in the aggregate up to 602,828,970 Shares (the 'MAXIMUM NUMBER OF SHARES'). If Shares and/or ADSs representing in the aggregate more than the Maximum Number of Shares are validly tendered prior to the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Maximum Number of Shares on a pro rata basis. See Section 1 of the U.S. Offer to Purchase. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs AND TO ALL HOLDERS OF SHARES WHO ARE NOT CHILEAN PERSONS.

     2. The tender price is Chilean Pesos 8,250 per ADS, net to the seller in cash and without interest thereon, as set forth in the Supplement. Consideration for tendered ADSs will be paid in United States dollars based upon the Observed Exchange Rate (as defined in the U.S. Offer to Purchase) on the payment date.

     3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the ADS Letters of Transmittal, transfer taxes on the purchase of ADSs by the U.S. Purchaser pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 12 of the ADS Letters of Transmittal.

     4. The U.S. Offer, the Proration Period and Withdrawal Rights will expire at 12:00 midnight, New York City time, on Thursday, April 29, 1999, unless the U.S. Offer is extended.

     5. SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN THEIR ADSs PURSUANT TO THE U.S. OFFER ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE, SUBJECT TO THE CONDITIONS OF THE U.S. OFFER, THE INCREASED OFFER PRICE OF 8,250 PER ADS, IF ADSs ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE U.S. OFFER (EXCEPT SUCH ACTION AS MAY BE REQUIRED BY THE PROCEDURE FOR GUARANTEED DELIVERY IF SUCH PROCEDURE WAS UTILIZED).

     6. The Company stated in its Schedule 14D-9 filed in response to the Purchaser's original U.S. Offer that, based upon the advice of its counsel and consistent with Chilean practice, it determined that it was inappropriate for the Company to take a position with respect to the Purchaser's original Offers. Although as of the date hereof the Board of Directors of the Company has not taken a position with respect to the Purchaser's revised Offers, the Purchaser believes that the Company's Board of Directors will not change its determination in response to the Purchaser's revised Offers.

     7. Notwithstanding any other provision of the U.S. Offer, payment for ADSs accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent of (a) ADRs, as appropriate pursuant to the procedures set forth in Section 4 of the U.S. Offer to Purchase as modified by Section 2 of the Supplement, or a timely book-entry confirmation with respect to such ADSs, (b) the revised or the original ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the U.S. Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letters of Transmittal.

     If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The U.S. Offer is made solely by the U.S. Offer to Purchase, as amended and supplemented by the Supplement, and in the related revised Form of Acceptance, the revised ADS Letter of Transmittal and the revised ADS Notice of Guaranteed Delivery. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the

                                       2


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U.S. Offer or the acceptance of ADSs pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Purchaser by Credit
Suisse First Boston Corporation, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

             TENDERING INSTRUCTIONS FOR ADSs (EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS) OF EMPRESA NACIONAL DE ELECTRICIDAD S.A.

     The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated February 25, 1999 (previously distributed), the Supplement thereto, dated April 19, 1999, and the related revised ADS Letter of Transmittal, the revised ADS Notice of Guaranteed Delivery and the revised Form of Acceptance in connection with the U.S. Offer by Duke Energy International, L.L.C. to purchase up to 602,828,970 Shares (including Shares represented by ADSs) pursuant to the terms and subject to the conditions set forth in the U.S. Offer to Purchase, as amended and supplemented by the Supplement.

     This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, as amended and supplemented by the Supplement and the related revised ADS Letter of Transmittal.

Dated: April 19, 1999

--------------------------------------------------------------------------------
   NUMBER OF ADSs TO BE TENDERED*
--------------------------------------------------------------------------------
                       __________________________________
                                  SIGNATURE(S)
                       __________________________________

                       __________________________________
                              PLEASE PRINT NAME(S)
                       __________________________________

                       __________________________________
                                  ADDRESS(ES)
                       __________________________________

                       __________________________________
                             AREA CODE AND TEL. NO.
                       __________________________________

                       __________________________________
                       EMPLOYER IDENTIFICATION OR SOCIAL
                                  SECURITY NO.

------------------------

* Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.

                                       3


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